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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 27, 2000, included in this Form 10-K for the year ended December 31, 1999, into the Corporation's previously filed Registration Statements Nos. 33-60563 and 33-64217 on Form S-3 and 33-22581, as amended, 33-36303, 33-52715, 33-63554, 33-65383, 333-34147, 333-29137 and
33-11496 on Form S-8. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                                      /s/Arthur Andersen LLP

                                                         ARTHUR ANDERSEN LLP

Chicago, Illinois
February 29, 2000




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